           LAFARGE CORPORATION AND SUBSIDIARIES                     EXHIBIT 11
  Computation of Net Income (Loss) per Common Equity Share         Page 1 of 2
   (Unaudited and in thousands, except per share amounts)



                                        Three Months                 Six Months                Twelve Months
                                        Ended June 30               Ended June 30              Ended June 30
                                    ---------------------       ---------------------      ---------------------
                                      1995         1994           1995         1994          1995         1994
                                    --------     --------       --------     --------      --------     --------

PRIMARY CALCULATION
- -------------------
Net income (loss)                  $  49,718    $  38,129      $   7,665    $ (23,730)    $ 112,031    $  32,774
                                    ========     ========       ========     ========      ========     ========
Weighted average number
  of common equity
  shares outstanding                  68,498       67,655         68,375       67,503        68,169       65,090

Net effect of dilutive
  stock options based on
  the treasury method                    380          505            292            -           314          626
                                    --------     --------       --------     --------      --------     --------
Weighted average number
  of common equity shares
  and share equivalents
  outstanding                         68,878       68,160         68,667       67,503        68,483       65,716
                                    ========     ========       ========     ========      ========     ========
Primary net income
  (loss) per common
  equity share                     $     .72    $     .56      $     .11    $    (.35)    $    1.64    $     .50
                                    ========     ========       ========     ========      ========     ========

           LAFARGE CORPORATION AND SUBSIDIARIES                     EXHIBIT 11
  Computation of Net Income (Loss) per Common Equity Share         Page 2 of 2
    (Unaudited and in thousands, except per share amounts)



                                        Three Months                 Six Months                Twelve Months
                                        Ended June 30               Ended June 30              Ended June 30
                                    ---------------------       ---------------------      ---------------------
                                      1995         1994           1995         1994          1995         1994
                                    --------     --------       --------     --------      --------     --------

FULLY DILUTED CALCULATION
- -------------------------
Net income (loss)                  $  49,718    $  38,129      $   7,665    $ (23,730)    $ 112,031    $  32,774

Add interest expenses
  applicable to 7% Convertible
  Subordinated Debentures              1,750        1,750          3,500        3,500         7,000        7,000
                                    --------     --------       --------     --------      --------     --------
Net income (loss) assuming
  full dilution                    $  51,468    $  39,879      $  11,165    $ (20,230)    $ 119,031    $  39,774
                                    ========     ========       ========     ========      ========     ========
Weighted average number
  of common equity
  shares outstanding                  68,498       67,655         68,375       67,503        68,169       65,090

Add additional shares
  assuming conversion
  of 7% Convertible
  Subordinated Debentures              4,520        4,520          4,520        4,520         4,520        4,520

Net effect of dilutive
  stock options based on
  the treasury stock method              380          505            316          635           314          626
                                    --------     --------       --------     --------      --------     --------
Weighted average number of
  common equity shares
  assuming full conversion
  of all potentially
  dilutive securities                 73,398       72,680         73,211       72,658        73,003       70,236
                                    ========     ========       ========     ========      ========     ========
Fully diluted net income
  (loss) per common
  equity share                     $     .70    $     .55      $     .15(a) $    (.28)(a) $    1.63    $     .57(a)
                                    ========     ========       ========     ========      ========     ========



(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.




                                       17